Exhibit 99.1

Education Funding Capital Trust – I

Statements to Noteholders

May 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	May 31, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	78,750.00	—
Series 2002A-2	1,350,000.00	994,979.15	—
Series 2002A-3	—	1,012,916.67	—
Series 2002A-4	—	—	—
Series 2002A-5	—	60,468.75	—
Series 2002A-6	—	66,733.33	—
Series 2002A-7	—	138,600.00	—
Series 2002A-8	—	81,900.00	—
Series 2002A-9	—	80,080.00	—
Series 2002A-10	8,150,000.00	59,546.67	—
Series 2002A-11	—	81,900.00	—
Series 2002A-12	—	81,900.00	—
Series 2002A-13	—	80,686.67	—
Series 2002B-1	—	38,530.33	—
Series 2002B-2	—	72,177.78	—

	9,500,000.00	2,929,169.35	—

Information on Each Series of Notes as of:	May 31, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.35%	—
Series 2002A-2	73,650,000.00	1.35%	—
Series 2002A-3	75,000,000.00	1.33%	—
Series 2002A-4	67,800,000.00	3.25%	—
Series 2002A-5	64,500,000.00	1.30%	—
Series 2002A-6	66,000,000.00	1.30%	—
Series 2002A-7	66,000,000.00	1.30%	—
Series 2002A-8	78,000,000.00	1.33%	—
Series 2002A-9	78,000,000.00	1.30%	—
Series 2002A-10	49,850,000.00	1.33%	—
Series 2002A-11	78,000,000.00	1.35%	—
Series 2002A-12	78,000,000.00	1.31%	—
Series 2002A-13	78,000,000.00	1.31%	—
Series 2002B-1	33,700,000.00	1.45%	—
Series 2002B-2	32,000,000.00	1.45%	—

	993,500,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

May 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	May 31, 2003

Principal Balance of Financed Student Loans	932,979,301.79
Accrued Interest on Financed Student Loans	7,306,337.87
Cash and Investment Balance	39,678,854.76
Accrued Interest on Cash and Investments	35,214.23

979,999,708.65

Accrued Interest and Fees with respect to the Notes	1,662,284.81

Parity Percentage	98.47%

Senior Parity Percentage	105.45%

Rollforward of Indenture Funds during month ended:	May 31, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	5,115,000.00	20,689,869.34
Withdrawals	—	—	—
Deposits		—	—

Ending Balance	—	5,115,000.00	20,689,869.34

Amounts allocated during month ended:	May 31, 2003

Servicing fees	181,220.48
Administration fee	39,258.78
Auction agent fee	12,319.92
Broker dealer fee	307,997.95
Calculation agent fee	—
Trustee fee	71,363.95

612,161.08

Activity on Financed Student Loans during month ended:	May 31, 2003

Recoveries of Principal	8,507,638.44

Recoveries of Interest	3,082,892.63

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	107,699.00

Rejected federal reimbursement claims	—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

May 31, 2003

(per Section 11.04)

		Outstanding Balance
	Number of Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	25,730	664,572,527	71.23%	25,829
Repayment – Delinquent	3,310	90,334,429	9.68%	27,291
Forbearance	1,699	62,066,023	6.65%	36,531
Deferment	3,408	116,006,322	12.43%	34,039

Total Repayment	34,147	932,979,302	100.00%	27,322

Total Portfolio	34,147	932,979,302	100.00%	27,322

Breakdown of Delinquent:
11 – 30 days	1,586	42,114,785	46.62%	26,554
31 – 60 days	743	20,740,877	22.96%	27,915
61 – 90 days	328	8,976,101	9.94%	27,366
91 – 120 days	131	3,648,613	4.04%	27,852
121 – 150 days	100	3,094,913	3.43%	30,949
151 – 180 days	136	4,043,266	4.48%	29,730
181 – 210 days	63	1,808,690	2.00%	28,709
211 – 240 days	103	3,049,842	3.38%	29,610
241 – 270 days	50	1,052,504	1.17%	21,050
Over 270 days	63	1,639,263	1.81%	26,020
Claim Filed	7	165,574	0.18%	23,653

Total Delinquent	3,310	90,334,429	100.00%	27,291

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	34,147	932,979,302	100.00%	27,322
CEL – Guaranteed	0	0	0.00%	0
CEL – Self Guaranteed	0	0	0.00%	0

Total	34,147	932,979,302	100.00%	27,322

CEL: Consumer Education Loans (non-federally guaranteed loans)